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                                                                   EXHIBIT 1.1

                               4,000,000 Shares

                            CYBERIAN OUTPOST, INC.

                                 Common Stock

                               ($.01 Par Value)


                            UNDERWRITING AGREEMENT
                            ----------------------



                                                                   July 30, 1998



BT ALEX. BROWN INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
DAIN RAUSCHER WESSELS, A DIVISION OF
     DAIN RAUSCHER INCORPORATED
As Representatives of the Several Underwriters
     named in Schedule I hereto
c/o BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Cyberian Outpost, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters" and individually an "Underwriter") for whom you are acting as representatives (the "Representatives") an aggregate 4,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company and Darryl Peck (the "Principal Stockholder") also propose to sell, at the Underwriters' option, an aggregate of up to 600,000 additional shares (the "Option Shares") of the Company's Common Stock as set forth below. The maximum number of Option Shares that may be sold by each of the Company and the Principal Stockholder are set forth opposite their names on Schedule II hereto.

     As the Representatives, you have advised the Company and the Principal Stockholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the
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numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
     ---------------------------------------------------------------
     STOCKHOLDER.

     (a) The Company represents and warrants to each of the Underwriters as follows:

        (i) A registration statement on Form S-1 (File No. 333-55819) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A and prior to the termination of the offering of the Shares by the Underwriters.

        (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The subsidiary of the Company listed in Exhibit 21.1 to Item 16(a) of the Registration Statement (the "Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its

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     incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiary is the only subsidiary, direct or indirect, of the Company. The Company and the Subsidiary are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the earnings, business, properties, assets, operations, condition (financial or other) or prospects of the Company and the Subsidiary taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiary are outstanding.

        (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Principal Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; those Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

        (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. Except as described in the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. Except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

        (v) Neither the Company nor the Subsidiary is, nor with the giving of notice or lapse of time or both will be, in violation of its Certificate of Incorporation or By-Laws or

                                       3
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     in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such default that does not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated (A) have been duly authorized by all requisite corporate and stockholder action, (B) will not violate the Certificate of Incorporation or By-Laws of the Company or the Subsidiary or conflict with or result in a default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or any of its properties may be bound, other than any such default that does not have a Material Adverse Effect and (C) will not result in a breach of any law, order, rule or regulation applicable to the Company or the Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, or result in the creation or imposition of a material lien or encumbrance of any kind on any of the properties of the Company or the Subsidiary.

        (vi) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the Company's knowledge, instituted proceedings for that purpose. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

        (vii) The consolidated financial statements of the Company and the Subsidiary, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiary, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of

                                       4
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     the Company. The pro forma financial statements and other pro forma information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company and the Principal Stockholder, the assumptions used in the preparation thereof are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

        (viii) KPMG Peat Marwick LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

        (ix) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary before any court or administrative agency or otherwise which if determined adversely to the Company or the Subsidiary would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

        (x) The Company and the Subsidiary have good and marketable title to all of their material properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiary occupy their respective leased properties under valid and binding leases conforming in all material respects to the descriptions thereof set forth in the Registration Statement.

        (xi) The Company and the Subsidiary have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principals, except for such failure to file or defaults in payment of a character not required to be disclosed in the Prospectus and which would not reasonably be expected to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

        (xii) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change in or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiary taken

                                       5
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     as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiary have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

        (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, The National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

        (xiv) The Company and the Subsidiary each hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor the Subsidiary has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiary taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

        (xv) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act.

        (xvi) Neither the Company nor the Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

        (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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        (xviii) The Company and the Subsidiary each carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies in similar industries.

        (xix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
     (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (xx) The Plan and Agreement of Merger, dated as of June 12, 1998 (the "Merger Agreement"), by and between Cyberian Outpost, Inc., a Connecticut corporation, and the Company has been validly executed and delivered by the Company. The transactions contemplated by the Merger Agreement and the Company's Proxy Statement dated June 12, 1998 (the "Proxy Statement") have been duly authorized by all requisite corporate and stockholder action.
     The Certificate of Merger evidencing the Merger Agreement was filed with the Secretaries of State of the States of Delaware and Connecticut on July 6, 1998 and July 8, 1998, respectively, and the transactions contemplated by the Merger Agreement and the Proxy Statement became effective as of such date.

        (xxi) Annexed hereto as Schedule 1(a)(xxi) is a list setting forth certain contracts and agreements (collectively, the "Strategic Alliance Agreements") to which the Company is a party. True and complete copies of all the Strategic Alliance Agreements have been provided to the Representatives and their counsel. Each Strategic Alliance Agreement is valid and enforceable against the Company in accordance with its terms for the periods stated therein and, to the knowledge of the Company, there does not exist any claim by any third party that any Strategic Alliance Agreement referred to in said Schedule is not valid and enforceable against such third party in accordance with its terms for the periods stated therein. There does not exist under any such Strategic Alliance Agreement any default or event of default or event which with notice or lapse of time or both would constitute such a default, other than such default or event of default which does not individually or in the aggregate have a Material Adverse Effect.

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     (b)  The Principal Stockholder represents and warrants to each of the
Underwriters as follows:

        (i) The Principal Stockholder now has and at the Closing Date and the Option Closing Date (as such dates are hereinafter defined), as these may be, will have good and marketable title to the Option Shares to be sold by the Principal Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares; and, upon delivery and payment for such Option Shares as contemplated by this Agreement, the several Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

        (ii) The Principal Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Principal Stockholder of the transactions herein contemplated and the fulfillment by the Principal Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Principal Stockholder is a party, or of any order, rule or regulation applicable to such Principal Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

        (iii) The Principal Stockholder has not taken and will not take, directly or indirectly, any action designed, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Principal Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

        (iv) The Principal Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or the Subsidiary; and the sale of the Option Shares by the Principal Stockholder pursuant hereto is not prompted by any information concerning the Company or the Subsidiary which is not set forth in the Registration Statement. The information pertaining to such Principal Stockholder under the caption "Management" in the Prospectus is complete and accurate in all material respects.

2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.
     -----------------------------------------

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $16.74 per share, the

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number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

     (b) Payment for the Firm Shares to be sold hereunder is to be made by wire transfer to the Company of immediately available funds to a bank account or bank accounts designated by the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

     (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Principal Stockholder hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Company and the Principal Stockholder is set forth opposite their respective names in Schedule II hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Principal Stockholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the Option Shares to be sold by the Principal Stockholder shall be sold in full prior to the sale of any Option Shares by the
Company.   The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Principal Stockholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by wire transfer to the

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Company of immediately available funds to a bank account or bank accounts designated by the Company for the Option Shares to be sold by it, on the one hand, and to a bank account or designated by the Principal Stockholder, on the other hand, against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York, on the Option Closing Date.

     (d) If on the Option Closing Date the Option Shares that the Principal Stockholder has agreed to sell on such date as set forth in Schedule II hereto are not so sold, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters that represents the Option Shares that such Principal Stockholder has failed to sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

3.   OFFERING BY THE UNDERWRITERS.
     ----------------------------

     It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.   COVENANTS OF THE COMPANY.
     ------------------------

     (a)  The Company covenants and agrees with the several Underwriters that:

        (i) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

        (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission,
     (C) of any request of the

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     Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

        (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time for a period of 180 days after the date of this Agreement, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

        (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

        (v) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

        (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

        (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

        (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated, except that the Company may, without such consent (A) issue shares of Common Stock upon exercise of options or warrants existing on the date of this Agreement and (B) grant options or offer to sell and sell shares of its Common Stock to employees, directors or consultants pursuant to its existing stock-based compensation plans.

        (ix) The Company will use its best efforts to cause the Shares to be quoted, subject to notice of issuance, on the Nasdaq National Market.

        (x) The Company has caused each officer and director and specific stockholders of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly except as provided in such letter or letter or with the prior written consent of BT Alex. Brown Incorporated (collectively, the "Lockup Agreements").

        (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

        (xii) The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or the Subsidiary to register as an investment company under the 1940 Act.

        (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

        (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company for the applicable period under the Act.

     (b) The Principal Stockholder covenants and agrees with the several Underwriters that:

        (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by the Principal Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which the Principal Stockholder has the right to direct the disposition of) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by such Principal Stockholder otherwise than hereunder, as permitted by Lockup Agreements or with the prior written consent of BT Alex. Brown Incorporated.

        (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Principal Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        (iii) The Principal Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company for the applicable period under the Act.

5.   COSTS AND EXPENSES.
     ------------------

     The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Principal Stockholder under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Principal Stockholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including the reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws and the qualification of the terms of the sale of the Shares under NASD regulation. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company and its Subsidiary. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Secton 11(a) (B) (i), (iv) or (vi) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Principal Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.
     ---------------------------------------------

     The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Principal Stockholder contained herein, and to the performance by the Company and the Principal Stockholder of their respective covenants and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and

Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Principal Stockholder, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

     (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), counsel for the Company and the Principal Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

        (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the State of Connecticut;

        (ii) the Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

        (iii) the Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the shares of Common Stock of the Company, including the Shares to be sold by the Principal Stockholder, outstanding prior to the consummation of the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable;

        (iv) all of the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly of record by the Company, to the knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims;

        (v) the Shares, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement, have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to preemptive rights; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form;

        (vi) except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

        (vii) this Agreement has been duly authorized, executed and delivered by the Company;

        (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or Bylaws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Agreement, except such as may be required by the securities or Blue Sky laws of the various states (with respect to which such counsel need express no opinion) in connection with the offer and sale of the Shares by the Underwriters;

        (ix) the statements in the Prospectus under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present in all material respects the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein;

        (x) to such counsel's knowledge, but without inquiring into the dockets of any court, commissions, regulatory body, administrative agency or other government body, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the

     Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

        (xi) to such counsel's knowledge, no holder of securities of the Company has the right, which has not been satisfied or effectively waived, to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement to require registration under the Act of any shares of Common Stock or other securities of the Company;

        (xii) a member of the Commission's staff has advised such counsel by telephone that the Commission's Division of Corporation Finance pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Securities Act on July 30, 1998 (the "Effective Date") and such counsel has no knowledge of any stop order suspending its effectiveness being issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission;

        (xiii) we have no knowledge about any contract, lease or other legal document to which the Company or any subsidiary is a party or to which any of their property is subject that has caused us to conclude that such contract, lease or other document is required, to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed;

        (xiv) the Merger Agreement has been validly executed and delivered by the Company; the transactions contemplated by the Merger Agreement and the Proxy Statement have been duly authorized by all requisite corporate and stockholder action; the Certificate of Merger evidencing the Merger Agreement was filed with the Secretaries of State of the States of Delaware and Connecticut on July 6, 1998 and July 8, 1998, respectively, and the transactions contemplated by the Merger Agreement and the Proxy Statement became effective as of such date;

        (xv) this Agreement has been duly executed and delivered by the Principal Stockholder;

        (xvi) the Principal Stockholder has full legal power and authority to sell, transfer and deliver the Shares being sold by the Principal Stockholder pursuant to this Agreement; all authorizations and consents necessary for the execution and delivery of this Agreement on behalf of the Principal Stockholder have been given (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion);

        (xvii) the Underwriters (assuming that they are protected purchasers within the meaning of the Uniform Commercial Code) have acquired all the rights of the Principal Stockholder in the Shares being sold by the Principal Stockholder on the Option Closing

     Date, free of any adverse claim, and the Company is required to register transfer to Underwriters on the Option Closing Date;

        (xviii) the Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

        (xix) the Registration Statement, the Prospectus and each amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express an opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

In rendering such opinion, Mintz Levin may rely on the opinion of Riemer & Braunstein previously provided to counsel for the Underwriters, provided that in each case Mintz Levin shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Mintz Levin may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (c) The Representatives shall have received from Reboul, MacMurray, Hewitt, Maynard & Kristol ("Reboul MacMurray"), counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (iii), (v), (vi), (viii) and (xii) of paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion, Reboul MacMurray may rely as to all matters governed other than by the laws of the state of Delaware or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Reboul MacMurray may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (d) The Representatives shall have received at or prior to the Closing Date from Reboul MacMurray a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

     (e) You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

     (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the President and Chief Executive Officer and the Chief Financial Officer of the Company (the Officers Certificate) and a certificate of the Principal Stockholder to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

        (i) In the case of the Officers Certificate only, the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission;

        (ii) The representations and warranties of the Company (and, in the case of the certificate of the Principal Stockholder only, the representations and warranties of the Principal Stockholder) contained in
     Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

        (iii) In the case of the Officers Certificate only, all filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

        (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such a supplement or amendment; and

        (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiary taken as a whole, whether or not arising in the ordinary course of business.


     (g) The Company and the Principal Stockholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

     (h) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

     (i) The Lockup Agreements described in Section 4(a)(x) are in full force and effect.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Reboul MacMurray, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company, the Principal Stockholder and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER.
     --------------------------------------------------------------------------

     The obligations of the Company and the Principal Stockholder to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.   INDEMNIFICATION.
     ---------------

     (a) The Company and, to the extent that indemnification from the Company is unavailable, the Principal Stockholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that neither the Company nor the Principal Stockholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and provided further that the indemnity provided in Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased the Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof. In no event shall the liability of the Principal Stockholder for indemnification pursuant to this Section 8(a) exceed the lesser of (i) the proceeds received by the Principal Stockholder from the Underwriters in the offering or (ii) the proportion of the aggregate amount of losses, liabilities, claims, damages or expenses which, up to and including such time, have been or are being claimed by the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, or any of them against the Principal Stockholder and the Company, equal to the proportion that the number of Shares sold hereunder by such Principal Stockholder bears to the aggregate number of Shares sold hereunder. The indemnity agreement will be in addition to any liability which the Company or the Principal Stockholder may otherwise have.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Principal Stockholder, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Principal Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Principal Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing within sixty (60) days. No indemnification provided for in Section 8(a) or (b) or contribution provided for in Section 8(d) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was prejudiced in any material respect by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 8(a), (b) or (d). In case any such proceeding shall be brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 8(a) and by the Company and the Principal Stockholder in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (if the indemnified party is a party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient (other than as a result of the failure to give notice required by Section 8(c)) to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Principal Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Principal Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Principal Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Principal Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Principal Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) the Principal Stockholder shall not be required to contribute any amount in excess of the lesser of (A) the proceeds received by the Principal Stockholder from the Underwriters in the offering or (B) the proportion of the aggregate amount of losses, liabilities, claims, damages or expenses which, up to and including such time, have been or are being claimed by the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, or any of them against the Principal Stockholder and the Company, equal to the proportion that the number of Shares sold hereunder by such Principal Stockholder bears to the aggregate number of Shares sold hereunder. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Principal Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.   DEFAULT BY UNDERWRITERS.
     -----------------------

     If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Principal Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Principal Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Principal Stockholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Principal Stockholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  NOTICES.
     -------

     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention: Jay S. Eastman, with copies to BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention: General Counsel, and Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, Attention: Othon A. Prounis; if to the Company or the Principal Stockholder, to Cyberian Outpost, Inc., 27 North Main Street, P.O. Box 636, Kent, Connecticut 06757, Attention:
Darryl Peck, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: Stanford N. Goldman, Jr.

11.  TERMINATION.
     -----------

     (a) This Agreement may be terminated by you as follows: (A) at any time prior to the earlier of (i) the time the Shares are released by you for sale or
(ii) 11:30 a.m. on the first day following the date of this Agreement, or (B) by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiary taken as a whole or the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiary taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (b)  as provided in Sections 6 and 9 of this Agreement.

12.  SUCCESSORS.
     ----------

     This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.  INFORMATION PROVIDED BY UNDERWRITERS.
     ------------------------------------

     The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14.  MISCELLANEOUS.
     -------------

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us he enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              CYBERIAN OUTPOST, INC.


                              By /s/ DARRYL PECK
                                 ------------------------------------
                                 Darryl Peck, President and
                                 Chief Executive Officer



                                 /s/ DARRYL PECK
                                 ------------------------------------
                                     Darryl Peck



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX.  BROWN INCORPORATED
NATIONSBANC MONTGOMERY SECURITIES LLC
DAIN RAUSCHER WESSELS, A DIVISION OF
     DAIN RAUSCHER INCORPORATED

As Representatives of the several Underwriters listed on Schedule I

By:  BT Alex. Brown Incorporated


By: /s/ JAY S. EASTMAN
    ---------------------------------
    Authorized Officer
    Jay Eastman
    Principal

By: NationsBanc Montgomery Securities LLC



By: /s/ M. Benjamin Howe
    -----------------------------
        Authorized Officer


By: Dain Rauscher Wessels, a division of
     Dain Rauscher Incorporated



By: /s/ Lawrence L. Hester, III
    -----------------------------
        Authorized Officer
        Lawrence L. Hester, III

                                   SCHEDULE I

                                  UNDERWRITERS

-----------------------------------------------------------------------------------------------
                                                                    Number of Firm Shares
                         Underwriter                                   to be Purchased
                         -----------                                ---------------------
-----------------------------------------------------------------------------------------------
BT Alex. Brown Incorporated                                                           1,300,000
-----------------------------------------------------------------------------------------------
NationsBanc Montgomery Securities LLC                                                   910,000
-----------------------------------------------------------------------------------------------
Dain Rauscher Wessels, a division of
     Dain Rauscher Incorporated                                                         390,000
-----------------------------------------------------------------------------------------------
BancAmerica Robertson Stephens                                                          100,000
-----------------------------------------------------------------------------------------------
Bear, Stearns & Co. Inc.                                                                100,000
-----------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation                                                  100,000
-----------------------------------------------------------------------------------------------
Donaldson, Lufkin & Jenrette Securities Corporation                                     100,000
-----------------------------------------------------------------------------------------------
Hambrecht & Quist LLC                                                                   100,000
-----------------------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                                                       100,000
-----------------------------------------------------------------------------------------------
PaineWebber Incorporated                                                                100,000
-----------------------------------------------------------------------------------------------
Adams, Harkness & Hill, Inc.                                                             70,000
-----------------------------------------------------------------------------------------------
Advest, Inc.                                                                             70,000
-----------------------------------------------------------------------------------------------
Gerard Klauer Mattison & Co., Inc.                                                       70,000
-----------------------------------------------------------------------------------------------
Legg Mason Wood Walker, Incorporated                                                     70,000
-----------------------------------------------------------------------------------------------
Pennsylvania Merchant Group                                                              70,000
-----------------------------------------------------------------------------------------------
Soundview Financial Group, Inc.                                                          70,000
-----------------------------------------------------------------------------------------------
C.E. Unterberg, Towbin                                                                   70,000
-----------------------------------------------------------------------------------------------
Van Kasper & Company                                                                     70,000
-----------------------------------------------------------------------------------------------
Wheat First Union                                                                        70,000
-----------------------------------------------------------------------------------------------
Wit Capital Corporation                                                                  70,000
                                                                                      ---------
-----------------------------------------------------------------------------------------------
     Total                                                                            4,000,000
                                                                                      =========
-----------------------------------------------------------------------------------------------

                                  SCHEDULE II

                                 OPTION SHARES

--------------------------------------------------------------------------------------------------------
                                                                 Maximum               Percentage of
                                                            Number of Option           Total Number
                        Seller                              Shares to Be Sold        of Option Shares
                        ------                              -----------------        ----------------
--------------------------------------------------------------------------------------------------------
Cyberian Outpost, Inc.                                                   564,286                   94.05%
--------------------------------------------------------------------------------------------------------
Darryl Peck                                                               35,714                    5.95%
                                                                         -------                   -----
--------------------------------------------------------------------------------------------------------
     Total                                                               600,000                   100.0%
                                                                         =======                   =====
--------------------------------------------------------------------------------------------------------

                               Schedule 1(a)(xxi)

                         Strategic Alliance Agreements
                         -----------------------------


Interactive Marketing Agreement, dated December 1, 1997, by and between America Online, Inc. and the Company.

Agreement, dated April 7, 1998, by and between Lycos-Bertelsmann GmbH and the Company.

Co-Marketing Agreement, dated July 16, 1998, by and between StarMedia Network, Inc. and the Company.

Promotion Agreement, dated January 26, 1998, by and between CNET, Inc. and the Company.

Merchant Integration Agreement, dated January 6, 1998, by and between Infospace and the Company.

Sponsorship Agreement, dated December 4, 1997, by and between Excite, Inc. and the Company.

Marketing Agreement, dated May 21, 1998, by and between theglobe.com, Inc. and the Company.

Renewal, dated May 8, 1998, to Advertising Agreement by and between go2net and the Company.